Exhibit 10.1

FIRST AMENDMENT TO THE

NONQUALIFIED SUPPLEMENTAL

EXECUTIVE RETIREMENT AGREEMENT

This First Amendment to the Nonqualified Supplemental Executive Retirement Agreement (this “Amendment”) is entered into between PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (“Company”), and JOSEPH F. CORADINO (“Executive”) on August 9, 2021.

BACKGROUND

WHEREAS, Executive and Company are parties to a Nonqualified Supplemental Executive Retirement Agreement, as amended and restated effective as of January 1, 2012 (the “Agreement”);

WHEREAS, the Compensation and Human Resources Committee of the Board of Trustees of the Company (the “Committee”) approved the termination of the Agreement on May 12, 2021; and

WHEREAS, the parties wish to amend the Agreement to reflect its termination.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Effective on the date hereof, Section 1 of the Agreement is amended by the addition of the following, immediately at the end thereof:

Notwithstanding the foregoing, the deemed contribution credited as of January 1, 2021 will be the last contribution credited under this Agreement and the arrangement memorialized by this Agreement is hereby terminated. Accordingly, the Pre-2005 Account will be promptly distributed to the Executive in a lump sum, and the Post-2004 Account will be distributed to the Executive in a lump sum within the time contemplated by Treas. Reg. § 1.409A-3(j)(4)(ix). In each case, interest will continue to be credited on the account balances until the date of payout at a rate of five percent per annum.

2.    This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Executive and Company have each executed this Amendment on the date first above written.

PENNSYLVANIA REAL ESTATE
INVESTMENT TRUST

By:	/s/ Lisa M. Most
Name:	Lisa M. Most
Title:	EVP & General Counsel

JOSEPH F. CORADINO

/s/ Joseph F. Coradino